August 2019 Second Quarter 2019 Earnings Call Exhibit 99.2

Forward Looking Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates”, “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Business Overview Gerardo Valencia, CEO & President

Second Quarter Operating Results OPERATING RESULTS (in thousands, except for per gallon and site count) Three Months ended June 30, 2019 2018 % Change Total Volume of Gallons Distributed 258,602 272,400 (5%) Wholesale Fuel Margin per Gallon $0.074 $0.066 12% Wholesale Fuel Gross Profit $19,034 $17,938 6% *Rental & Other Gross Profit (Net) (Wholesale & Retail) $15,857 $15,318 4% Operating Expenses $14,210 $15,691 (9%) General & Administrative Expenses $4,109 $4,810 (15%) *Adjusted EBITDA $27,721 $26,411 5% *Distributable Cash Flow $22,346 $19,519 14% Volumes impacted by optimization efforts Margin Optimization – exiting low margin business and improving profitability of base business Continued cost discipline and efficiencies to improve base *The dollar amount of Rental & Other Gross Profit (Net) for the period ended June 30, 2018 has been adjusted for the new lease accounting guidance (ASC 842) that became effective January 1, 2019. If the new lease standard had been adopted January 1, 2018, Rental & Other Gross Profit would have been lower by $1,807,000, which is reflected in the table above. The reported amount for Rental & Other Gross Profit (Net) for the three month period ended June 30, 2018 was $17,125,000. Adjusted EBITDA and Distributable Cash Flow for the period ended June 30, 2018 have also been adjusted for the new lease accounting guidance (ASC 842) that became effective January 1, 2019. The amounts have been adjusted as if the new lease standard had been adopted January 1, 2018. A reconciliation to the reported numbers for the period ended June 30, 2018 is provided in the Appendix section of this presentation.

Strong business supports distributions Delivering Synergies and Optimizing our Portfolio Highest Wholesale Fuel Margin (TTM) of $0.071 in the last 5 years 1.24 times coverage ratio for the current quarter Supporting our quarterly distributions Growing TTM DCF Coverage to 1.06, highest level in the last 3 years Trailing Twelve Months (TTM)

Second Quarter 2019 Earnings Call August 2019

Update on Strategic Initiatives

- **Asset Exchange ahead of original pace and original EBITDA growth expectations**
  - First tranche of 60 sites executed on May 21
  - Second tranche expected in 3Q and final tranche by 1Q 2020
- **Fuel Supply Strategic Review (Fuel Synergies)**
  - Small contribution in 2Q, considerable growth in next quarters
  - Strong collaboration with strategic suppliers
- **Alabama Transformation Supporting Growth**
  - Optimization of business - 1H19 EBITDA +47% over 1H18
  - Transformation not complete yet, further growth
- **Growth with Applegreen – over 100 sites by end of 2019**
- **Retail Exit planned in 3Q with net EBITDA growth**
- **Future Strategic Asset acquisitions being assessed**


United States
Executed (125)
Negotiating (67)

Alabama	First Half '19 vs. First Half '18 Growth (%)
Volume (mg)	-12%
Fuel Margin ($k)	33%
Rent Income ($k)	38%
Adj. EBITDA ($k)	47%

applegreen

6

CrossAmerica Financial Overview Evan Smith, Chief Financial Officer

Second Quarter Results Summary OPERATING RESULTS (in millions, except for per gallon and site count) Three Months ended June 30, 2019 2018 % Change *Gross Profit $41.4 $42.2 (2%) *Adjusted EBITDA $27.7 $26.4 5% *Distributable Cash Flow $22.3 $19.5 14% Weighted Avg. Diluted Units 34.5 34.3 0% Distribution Paid per LP Unit $0.5250 $0.5250 0% Distribution Attributable to Each Respective Period per LP Unit $0.5250 $0.5250 0% *Distribution Coverage (Paid Basis – current quarter) 1.24x 1.08x 15% Distribution Coverage (Paid Basis – trailing twelve months) 1.06x 0.97x 9% Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation. *The dollar amount/distribution coverage (paid basis - current quarter) for Gross Profit, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage (paid basis - current quarter) for the period ended June 30, 2018 has been adjusted for the new lease accounting guidance (ASC 842) that became effective January 1, 2019. Amounts have been adjusted as if the new lease standard had been adopted January 1, 2018. A reconciliation to the reported numbers for the period ended June 30, 2018 is provided in the Appendix section of this presentation.

Capital Strength Leverage, as defined under our credit facility, was 4.68X as of June 30, 2019 Maintain Distribution Rate Distributable Cash Flow of $22.3 million for the three-month period ended June 30, 2019 Distribution rate of $0.5250 per unit ($2.10 per unit annualized) attributable to the second quarter of 2019 TTM coverage ratio to 1.06 times for period ending 06/30/19 from 0.97 times for the TTM ending 06/30/18 Capital Expenditures A total of $3.6 million of capital expenditures during the quarter with $3.2 million of growth capex. Continue to manage our expenditures

Appendix Second Quarter 2019 Earnings Call

Non-GAAP Financial Measures Non-GAAP Financial Measures We use non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion, which includes certain impairment charges. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on dispositions and lease terminations, certain acquisition related costs, such as legal and other professional fees and separation benefit costs associated with recently acquired companies, and certain other non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess our operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

New Lease Accounting Effective in 2019 Pro Forma EBITDA and Distribution Coverage for Second Quarter Results (in thousands, except for per unit amounts) Note: The reported Gross Profit for the second quarter of 2018 was $43,972,000. Adjusting for the impact of the lease accounting ($1,807,000), the adjusted Gross Profit was $42,165,000 for the second quarter of 2018. See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation. Second Quarter 2019 Second Quarter 2018 As As SLB Rent As Reported Reported Pmts Adjusted Net income (loss) available to limited partners $6,308 $-7,068 $-,436 $-7,504 Interest expense 7,236 8,157 -1,371 6,786 Income tax expense (benefit) 341 -2,698 -2,698 Depreciation, amortization and accretion 12,496 21,932 21,932 EBITDA 26,381 20,323 -1,807 18,516 Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement 124 130 130 Loss (gain) on dispositions and lease terminations, net 369 6,847 6,847 Acquisition-related costs 847 918 918 Adjusted EBITDA 27,721 28,218 -1,807 26,411 Cash interest expense -6,981 -7,664 1,371 -6,293 Sustaining capital expenditures -,437 -,637 -,637 Current income tax benefit 2,043 38 38 Distributable Cash Flow $22,346 $19,955 $-,436 $19,519 Weighted average diluted common units 34,461 34,346 34,346 34,346 Distributions paid per limited partner unit $0.52500000000000002 $0.52500000000000002 $0.52500000000000002 $0.52500000000000002 Distribution Coverage Ratio 1.24x 1.11x -0.03x 1.08x

New Lease Accounting Effective in 2019 Pro Forma EBITDA and Distribution Coverage for Three and Six Months Results Ended June 30, 2019 (in thousands, except for per unit amounts) Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation. Three Months Ended June 30, 2019 Six Months Ended June 30, 2019 As Reported Adjustments As Adjusted As Reported Adjustments As Adjusted Net income available to limited partners $6,308 $447 $6,755 $6,387 $889 $7,276 Interest expense 7,236 1,360 8,596 14,573 2,725 17,298 Income tax expense 341 0 341 490 0 490 Depreciation, amortization and accretion expense 12,496 0 12,496 25,557 0 25,557 EBITDA 26,381 1,807 28,188 47,007 3,614 50,621 Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement 124 0 124 326 0 326 Loss on dispositions and lease terminations, net 369 0 369 428 0 428 Acquisition-related costs 847 0 847 1,405 0 1,405 Adjusted EBITDA 27,721 1,807 29,528 49,166 3,614 52,780 Cash interest expense -6,981 -1,360 -8,341 ,-14,028 -2,725 ,-16,753 Sustaining capital expenditures -,437 0 -,437 -,763 0 -,763 Current income tax benefit 2,043 0 2,043 1,228 0 1,228 Distributable Cash Flow $22,346 $447 $22,793 $35,603 $889 $36,492 Weighted-average diluted common units 34,461.23999999998 34,461.23999999998 34,461.23999999998 34,461.47 34,461.47 34,461.47 Distributions paid per limited partner unit $0.52500000000000002 $0.52500000000000002 $0.52500000000000002 $1.05 $1.05 $1.05 Distribution Coverage Ratio 1.24x 0.02x 1.26x 0.98x 0.02x 1.01x

CROSSAMERICA PARTNERS LP
Second Quarter 2019 Earnings Call August 2019

Non-GAAP Reconciliation

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018	
Net income (loss) available to limited partners[(a)]	$	6,308	$	(7,068)
Interest expense[(a)]		7,236		8,157
Income tax expense (benefit)		341		(2,698)
Depreciation, amortization and accretion expense		12,496		21,932
EBITDA[(a)]		26,381		20,323
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement[(b)]		124		130
Loss on dispositions and lease terminations, net[(c)]		369		6,847
Acquisition-related costs[(d)]		847		918
Adjusted EBITDA[(a)]		27,721		28,218
Cash interest expense[(a)]		(6,981)		(7,664)
Sustaining capital expenditures[(e)]		(437)		(637)
Current income tax benefit[(f)]		2,043		38
Distributable Cash Flow[(a)]	$	22,346	$	19,955
Weighted-average diluted common units		34,461		34,346
Distributions paid per limited partner unit[(g)]	$	0.5250	$	0.5250
Distribution Coverage Ratio[(a)(h)]		**1.24x**		**1.11x**

(a) As further discussed in Note 1 to the financial statements, we adopted ASC 842 effective January 1, 2019, and as a result, our results for the three months ended June 30, 2019 are not directly comparable to the results for the three months ended June 30, 2018. Most significantly, payments on our previous failed sale-leaseback obligations were characterized as principal and interest expense in periods prior to 2019. Starting in 2019, these payments are characterized as rent expense. These payments for the Wholesale and Retail segments amounted to approximately $1.7 million and $0.1 million for the three months ended June 30, 2018, respectively. Of the total payments, $1.4 million was classified as interest expense for the three months ended June 30, 2018.

(b) As approved by the independent conflicts committee of the Board, the Partnership and Circle K mutually agreed to settle certain amounts due under the terms of the Amended Omnibus Agreement in limited partner units of the Partnership.

(c) In June 2018, we executed master fuel supply and master lease agreements with a third party multi-site operator of retail motor fuel stations, to which we transitioned 43 sites in Florida from DMS in the third quarter of 2018. During the second quarter of 2018, in connection with this transition, we accrued a $3.8 million contract termination payment paid in cash to DMS during the third quarter of 2018. Additionally, we recorded a $2.2 million charge to write off deferred rent income related to our recapture of these sites from the master lease agreement with DMS.

(d) Relates to certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses.

(e) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(f) Consistent with prior divestitures, the current income tax benefit for the three months ended June 30, 2019 excludes income tax incurred on the sale of sites in connection with the First Asset Exchange (recorded as a charge against equity). This period also includes the tax benefit of 100% bonus depreciation on the eligible assets acquired in the First Asset Exchange as well as the dispenser upgrades at our Alabama sites.

(g) On July 18, 2019, the Board approved a quarterly distribution of $0.5250 per unit attributable to the second quarter of 2019. The distribution is payable on August 6, 2019 to all unitholders of record on July 30, 2019.

(h) The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted-average diluted common units and then dividing that result by the distributions paid per limited partner unit.

14